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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 for Peoples Ohio Financial Corporation of our report dated August 8, 2002 on the consolidated financial statements of Peoples Savings Bank of Troy, as of June 30, 2002 and 2001, and for the years then ended which report and financial statements are incorporated by reference in the Annual Report on Form 10-K of Peoples Ohio Financial Corporation for the fiscal year ended June 30, 2002.




                                   /s/  BKD, LLP



Cincinnati, Ohio
October 22, 2002